UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026
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HIMS & HERS HEALTH, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38986	98-1482650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2269 Chestnut Street, #523
San Francisco, CA 94123
(Address of principal executive offices)
(415) 851-0195
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	HIMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2026, Jonathan M. Franklin commenced employment with Hims & Hers Health, Inc. (the “Company”) as chief accounting officer. On October 7, 2026, the Company's board of directors appointed Mr. Franklin as principal accounting officer of the Company, effective October 9, 2026, concurrently with the previously disclosed resignation of Irene Becklund as the Company's principal accounting officer. As previously disclosed, the Company has entered into an advisory agreement with Ms. Becklund, effective October 10, 2026, pursuant to which she will continue to support the Company until July 10, 2027.

Prior to joining the Company, Mr. Franklin, 43, served in several roles for Rivian Automotive, Inc., an electric vehicle manufacturer and automotive technology company, including as Vice President, Corporate Controller from April 2024 to October 2026, Vice President of Accounting from December 2023 to April 2024, and Senior Director of Corporate Accounting from March 2022 to December 2023. Before joining Rivian, Mr. Franklin held various roles with PwC, a professional services firm, beginning in 2006, most recently as an Assurance Director from June 2019 to March 2022. He is a certified public accountant in the state of Michigan. Mr. Franklin holds a Bachelor of Business Administration in Accounting and a Master of Accounting from the University of Michigan.

In connection with Mr. Franklin’s employment as chief accounting officer and his appointment as principal accounting officer, Mr. Franklin will receive (i) an annual base salary of $425,000 (“Base Salary”), (ii) a signing bonus of $150,000, payable in installments and subject to his continued service for nine months, and (iii) a grant of restricted stock units under the Company’s 2020 Equity Incentive Plan with a grant value of $3,000,000, of which 25% will vest on the Company’s first quarterly vesting date on or following the one-year anniversary of the vesting commencement date, with the remaining 75% vesting quarterly in approximately equal installments for the following three years. Mr. Franklin will also be eligible for an annual discretionary bonus with a target of 50% of his Base Salary.

Mr. Franklin’s employment is at-will and may be terminated at any time by the Company or Mr. Franklin. Mr. Franklin is eligible for severance benefits upon a termination of his employment by the Company without cause or his resignation for good reason, consisting of nine months of salary and target bonus continuation, Company-subsidized health coverage, and continued vesting of his equity awards. If such termination occurs in connection with a change in control, he will instead be eligible for twelve months of salary and target bonus continuation, Company-subsidized health coverage, and full vesting of his unvested equity awards. In each case, severance benefits are subject to Mr. Franklin's execution of a release of claims.

There are no arrangements or understandings between Mr. Franklin and any other persons pursuant to which he was appointed as principal accounting officer of the Company. There are no family relationships between Mr. Franklin and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Franklin is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K. Mr. Franklin will enter into the Company’s standard form of indemnification agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMS & HERS HEALTH, INC.

Date: October 7, 2026	By:	/s/ Andrew Dudum
Andrew Dudum
Chief Executive Officer